BROKER FEE AGREEMENT


         THIS AGREEMENT, dated as of May 17, 1996 (the "Agreement"), is by and among ELTRAX SYSTEMS, INC., a Minnesota corporation ("Eltrax" or the "Company"), and GARTE TORRE GLOBAL CAPITAL MARKETS, a California corporation ("GTG") and Harvey Garte, Richard M. Torre, the sole shareholders of GTG, and Steve Holmes, an independent contractor of GTG (Messrs. Garte, Torre and Holmes are collectively referred to herein as the "GTG Individuals").

         A. WHEREAS, Eltrax has agreed to acquire in two merger transactions all of the issued and outstanding shares of capital stock of Nordata, Inc., a California corporation and Rudata, Inc., a California corporation, which are wholly owned by Howard and Ruby Norton (the "Nortons"), and the Nortons have agreed to sell Nordata and Rudata to Eltrax (the foregoing transactions are hereinafter referred to collectively as the "Merger");

         B. WHEREAS, GTG provided broker services to assist and facilitate the introduction of Eltrax to Nordata and Rudata.

         C. WHEREAS, pursuant to an Agreement and Plan of Merger dated May 17, 1996 among Eltrax, the Nortons and various affiliated entities immediately following the closing of the Merger, Eltrax has agreed to pay the broker's fees due to GTG in connection with the Merger.

         D. WHEREAS, the parties hereto desire to make certain representations, and agreements in connection with the broker's fee payment obligations upon consummation of the Merger.

         NOW, THEREFORE, in consideration of the mutual representations and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

         1.1 Broker's Fees. Upon consummation of the Merger, Eltrax (or any of its wholly-owned subsidiaries) shall be unconditionally responsible for payment of the broker's fee due to GTG. Immediately following the closing of the Merger, Eltrax shall pay to GTG a broker's fee in cash equal to the sum of One Hundred Sixty Thousand Dollars ($160,000) and in addition, Eltrax shall deliver an aggregate of eighty-five thousand (85,000) shares of Eltrax Common Stock (a certificate representing 34,500 shares of Eltrax Common Stock will be in the name of each of Messrs. Garte and Torre, and a certificate representing 16,000 shares of Eltrax Common Stock will be in the name of Steve Holmes) to an escrow to be established and maintained by Katz, Hoyt, Seigel & Kapor, 11111 Santa Monica Blvd., 9th Floor, Los Angeles, CA 90025, Attn: Jeffrey H. Kapor, Esq., as escrow agent, pursuant to the terms of a written Escrow Agreement to be entered into as of the closing date of the Merger by and among Eltrax, the GTG Individuals and Jeffrey H. Kapor, Esq., as escrow agent (the "Escrow Agent"). All fees and expenses of such Escrow Agent to arrange and maintain the Escrow Agreement shall be paid by the GTG Individuals. All such shares of Eltrax Common Stock issued will be restricted shares (as defined under the Securities and Exchange Commission (the "Commission") Rule 144) and will remain in escrow until at least January 2, 1997, at which time all eighty-five thousand shares will be released from escrow if and only if Eltrax Common Stock is traded on The NASDAQ Stock Market (either the Small Cap or the National Market Systems) on such date.

         1.2 Registration Rights. All such eighty-five thousand (85,000) shares of Eltrax Common Stock to be issued by Eltrax to GTG or the GTG Individuals, as the case may be, in connection with this Agreement shall have incidental "piggy-back" registration rights and certain conditional demand registration rights in accordance with the registration rights provisions set forth in Exhibit A hereof.

         1.3 Restrictive Legend. GTG, Harvey Garte, Richard M. Torre and Steve Holmes each consent to the placing of the following legend on the certificate or certificates for shares of Eltrax Common Stock to be issued pursuant to Section
1.1 hereof:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED ONLY IF A REGISTRATION STATEMENT WITH RESPECT TO SUCH TRANSACTION IS IN EFFECT PURSUANT TO THE PROVISIONS OF SUCH LAWS OR IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS IS AVAILABLE.

         1.4 Assistance of Eltrax. If the Nortons determine to sell their shares of Eltrax Common Stock received in the Merger with the assistance of Eltrax pursuant to that certain Agreement dated the closing date of the Merger among the Nortons, Eltrax and the Eltrax principals, and provided such sale is arranged to occur on or after January 2, 1997, then the GTG Individuals shall have the right to request the assistance of Eltrax to participate in the same sale of the shares of Eltrax Common Stock by the Nortons. Eltrax will use its reasonable efforts to assist the GTG Individuals in such private sale, but Eltrax will in no way guarantee the success of such sale, nor will Eltrax be obligated to incur any costs in this effort. The GTG Individuals will use their reasonable efforts to cooperate with Eltrax in preparing any appropriate documents to effectuate such sale. The GTG Individuals shall be responsible for any commissions, expenses and costs of sale related to the sale of shares of their Eltrax Common Stock.

                                    ARTICLE 2
                               GTG REPRESENTATIONS

         2.1 GTG and the GTG Individuals received all of the documents and information previously filed with the Commission as set forth on Exhibit B to this Agreement and had sufficient time to review and consider such documents and information (the "Eltrax Reports"). GTG and each of the GTG Individuals is acquiring the shares of Eltrax Common Stock for the purpose of investment and not with a view to distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), nor with any present intention of distributing or selling such shares of Eltrax Common Stock, and GTG and the GTG Individuals understand that such shares have not been registered under the Securities Act and therefore cannot be resold unless they are either registered under the Securities Act or unless an exemption from registration is available. GTG and the GTG Individuals has been afforded an opportunity to ask questions of and receive answers from representatives of Eltrax concerning the terms and conditions of transactions contemplated by the Merger Agreement and to obtain any additional information as GTG or the GTG Individuals have requested in writing to verify the accuracy of the Eltrax Reports and copies of any exhibits identified in such documents that GTG or the GTG Individuals have requested.

                                    ARTICLE 3
                                 CONFIDENTIALITY

         3.1 Each of the parties hereto agree not to use, or permit the use of, any of the information relating to Eltrax or Datatech furnished to it in connection with the Merger (the "Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with consummation of the Merger, and that they shall not disclose, divulge, use, provide or make accessible (collectively, "Disclose"), or permit the disclosure or use of, any of the Information to any person or entity, other than their responsible directors, officers, employees, investment advisors, accountants, counsel, and otherwise authorized representatives and agents, for any purpose except as may be required by judicial or administrative process or, in the opinion of such parties regular counsel, by other requirements of applicable law, unless the disclosing party shall first obtain the written consent of the other parties hereto. The "Information" as used herein shall not include any information relating to a party which the party disclosing such information can show: (i) to be now or to later become generally available to the public through no fault of the disclosing party; (ii) to have been available to the public at the time of its receipt by the disclosing party; (iii) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (iv) to have been developed independently by the disclosing party without regard to any information received in connection with the Merger. The parties hereto shall also promptly return to the party from whom originally received all original and duplicate copies of written materials containing Information should the Merger contemplated hereby not occur. A party hereto shall not be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect with its own similar information. Neither party, nor its officers, directors, or employees, shall trade or use the Information for trading securities in the public securities market.

         3.2 No Adequate Remedy. The parties to this Agreement declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under Section 3.1 of this Agreement. Therefore, if any party hereto shall institute any action or proceeding to enforce Section 3.1 of this Agreement, such party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that such party has an adequate remedy at law.

                                    ARTICLE 4
                            MISCELLANEOUS PROVISIONS

         4.1 Expenses. Each of the parties hereto shall bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation fees, commissions and expenses payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals, whether or not the transactions contemplated herein is consummated.

         4.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended or modified by the parties hereto at any time prior to the Closing with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

         4.3 Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy shall preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent shall be given in writing in the same manner as for waivers of compliance.

         4.4 No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

         4.5 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment:

         If to GTG:

                   To:     Garte Torre Global Capital Markets
                           19200 Von Karman
                           Suite 525
                           Irvine, California 92715
                           Attn: Messrs. Harvey Garte, Richard M. Torre and Steve Holmes
                           Fax: (714) 252-4620

                   With a copy to:
                           Katz, Hoyt, Seigel & Kapor
                           11111 Santa Monica Blvd., 9th Floor
                           Los Angeles, CA  90025
                           Attn:  Jeffrey H. Kapor, Esq.
                           Fax:  (310) 473-7138


or to such other person or address as either of the Companies shall furnish to the other parties hereto in writing in accordance with this Section.

         If to Eltrax:

                   To:     Eltrax Systems, Inc.
                           Rush Lake Business Park
                           1775 Old Highway 8
                           St. Paul, MN 55112
                           Attn: Mack V. Traynor III
                                 Chief Executive Officer
                           Fax: (612) 633-8372

                   With a copy to:

                           Oppenheimer Wolff & Donnelly
                           45 South Seventh Street
                           Suite 3400
                           Minneapolis, MN 55402
                           Attn: Thomas R. Marek, Esq.
                           Fax:  (612) 344-9376

or to such other person or address as Eltrax or either of the Acquisition Subs shall furnish to the other parties hereto in writing in accordance with this Section.

         4.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, provided, however, that Eltrax may assign this Agreement, in whole or in any part, and from time to time, to a wholly-owned, direct or indirect, subsidiary of Eltrax, if Eltrax remains bound hereby.

         4.7 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal substantive laws of the State of Minnesota (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

         4.8 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.9 Headings. The table of contents and the headings of the sections and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         4.10 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the broker fee arrangements concerning the Merger contemplated by this Agreement and together they are referred to as "this Agreement" or the "Agreement". There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior and contemporaneous oral and written agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement (including without limitation the letter of intent dated March 19, 1996, between Eltrax and Shareholders and all amendments and extensions thereof). Provisions of this Agreement shall be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision shall become invalid or unenforceable under applicable Law such provision shall be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement shall continue in full force and effect.

         4.11 Injunctive Relief. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in this Agreement. Accordingly, the parties agree and acknowledge that any such violation or threatened violation shall cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party shall be entitled to injunctive relief against the threatened breach of this Agreement or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof.

         4.12 Arbitration. With the sole exception of the injunctive relief contemplated by Section 4.11, any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation hereof, including without limitation alleged fraudulent inducement hereof, shall be settled by binding arbitration in Minneapolis, Minnesota by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Minnesota for this purpose.

         4.13 Attorneys Fees. If any arbitration, litigation or similar proceedings are brought by any party to enforce any obligation or to pursue any remedy under this Agreement, the party prevailing in any such arbitration, litigation or similar proceedings shall be entitled to costs of collection, if any, and reasonable attorneys fees incurred in connection with such proceedings and in collecting or enforcing any award granted therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                         COMPANY:

                                         Eltrax Systems, Inc.

                                         By: /s/ Mack V. Traynor, III
                                         Its: President and CEO


                                         GTG:

                                         Garte Torre Global Capital Markets

                                         By: /s/ Harvey Garte
                                         Its: President


                                         GTG INDIVIDUALS:


                                                   /s/
                                                   Harvey Garte


                                                   /s/
                                                   Richard M. Torre


                                                   /s/
                                                   Steve Holmes



                                                                       Exhibit A


REGISTRATION RIGHTS OF GTG.

         (i) Incidental Rights.

         Until three (3) years after the Closing Date, whenever Eltrax proposes to file a registration statement at any time and from time to time, if such registration statement would permit the inclusion of shares to be sold on behalf of GTG or the GTG Individuals pursuant to the rules of the Commission, it will, prior to such filing, give written notice to GTG and the GTG Individuals holding shares of Eltrax Common Stock issued under this Agreement (the "Shares") of its intention to do so and, upon the written request of any of GTG or the GTG Individuals given within twenty (20) days after Eltrax provides such notice (which request shall state the intended method of disposition of the Shares), Eltrax shall use its reasonable efforts to cause all such Shares subject to the request to register to be included in such registration statement to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of GTG or the GTG Individuals; provided that Eltrax shall have the right to postpone or withdraw any registration effected pursuant to this subsection (i) without obligation to GTG or the GTG Individuals.

         In connection with any offering described under this subsection (i) involving an underwriting, Eltrax shall not be required to include any shares in such underwriting unless GTG or the GTG Individuals, as the case may be accepts the terms of the underwriting as agreed upon between Eltrax and the underwriters selected by it and applicable to all other sellers of the shares, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Company. If in the reasonable opinion of the managing underwriter the registration of all, or part of, the shares which GTG and the GTG Individuals has requested to be included would materially and adversely affect such public offering, then Eltrax shall be required to include in the underwriting only that number of shares, if any, which the managing underwriter reasonably believes may be sold without causing such adverse effect. If the number of shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which GTG and the GTG Individuals has requested to be included, then GTG, the GTG Individuals and other holders of Shares entitled to include Shares such registration shall participate in the underwriting pro rata based upon their total ownership of Shares. If GTG and the GTG Individuals would thus be entitled to include more shares than such person requested to be registered, the excess shall be allocated among other requesting shareholders pro rata based upon their total ownership of Shares.

         (ii) Conditional Rights. If, after GTG or the GTG Individuals (collectively) have submitted written notice pursuant to subsection (i) above seeking to have Shares registered but such Shares are not included in a registration statement filed by Eltrax (and declared effective) pursuant to subsection (i) above for a reason other than GTG's or the GTG Individuals' negligence, delay or default under this Agreement, and upon the written demand of GTG and the GTG Individuals, and as soon as feasible under the rules of the Securities and Exchange Commission (the "Commission"), Eltrax shall prepare and file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering all of the Shares issued hereunder and not theretofore sold, shall provide copies of such registration statement, including all amendments thereto, to GTG and the GTG Individuals, and shall use its reasonable efforts to cause such registration statement to become effective as soon as feasible under Commission rules. Such registration statement shall be on Form S-3 (or if Form S-3 is unavailable to Eltrax on Form SB-1 or SB-2). Eltrax shall maintain the effectiveness of such registration statement pursuant to Commission Rule 415 until the Shares registered thereunder are eligible for resale pursuant to Commission Rule 144.

         (iii) Registration Procedures. If and whenever Eltrax is required by the provisions of this Exhibit A to effect the registration of Shares under the Securities Act, Eltrax will:

                  (A) prepare and file with the Commission a registration statement with respect to such securities (each of GTG and the GTG Individuals holding Shares participating in such registration hereby agrees to furnish Eltrax, within fifteen (15) days following a request by Eltrax, with such information concerning such security holder to be included in such registration statement as may be reasonably requested by Eltrax), and use its reasonable efforts to cause such registration statement to become and remain effective until, with respect to registrations under subsection (ii), the Shares registered thereunder are eligible for resale pursuant to Commission Rule 144;

                  (B) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until, with respect to registrations under subsection (ii), the shares registered thereunder are eligible for resale pursuant to Commission Rule 144;

                  (C) furnish to GTG and the GTG Individuals participating in such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as GTG and the GTG Individuals may reasonably request in order to facilitate the public offering of such securities;

                  (D) use its reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that Eltrax shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                  (E) notify GTG and the GTG Individuals participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (F) notify GTG and the GTG Individuals participating in such registration promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (G) prepare and file with the Commission, promptly upon the reasonable request of either GTG or the GTG Individuals participating in such registration, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for Eltrax), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Shares by such Shareholder;

                  (H) prepare and promptly file with the Commission and promptly notify GTG and the GTG Individuals participating in such registration of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                  (I) advise GTG and the GTG Individuals, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         (iv) Expenses. With respect to each registration, including registrations pursuant to Form S-3, requested pursuant to this Exhibit A, Eltrax shall bear the following fees, costs and expenses: all registration, filing and NASD or exchange listing fees, printing expenses, fees and disbursements of counsel and accountants (including the expense of any special audits incident to or required by any such registration) for Eltrax, all internal Eltrax expenses, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for GTG and the GTG Individuals, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering by GTG and the GTG Individuals, and any other expenses directly incurred by GTG and the GTG Individuals not expressly included above, shall be borne by GTG.

         (v) Indemnification. In the event of any registration of any of shares of Eltrax Common Stock under the Securities Act pursuant to this Agreement, Eltrax will indemnify and hold harmless the seller of such shares, each underwriter of such shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and Eltrax will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Eltrax will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Eltrax, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

         In the event of any registration of any of Shares under the Securities Act pursuant to this Agreement, each seller of shares, severally and not jointly, will indemnify and hold harmless Eltrax, each of its directors and officers and each underwriter (if any) and each person, if any, who controls Eltrax or any such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which Eltrax, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or blue sky laws or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Eltrax by or on behalf of such seller, specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement.

         Each party entitled to indemnification under this subsection (v) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph (v). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

         (vi) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Securities
Act) to the public without registration, the Parent agrees to:

                  a. use its reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times;

                  b. use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required by the Company under the Securities Act and the Exchange Act; and

                  c. so long as a GTG Individual owns any Shares, furnish to such GTG Individual upon request a written statement by the Parent as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Parent and such other reports and documents so filed as such GTG Individual may reasonably request in availing itself of any rule or regulation of the Commission allowing such GTG Individual to sell any Shares without registration.

         (vii) Listing Application. The Company shall, at its expense, include all of the Shares owned by the GTG Individuals in any listing application on any national securities exchange on which any shares of any class of its common stock are listed.




                                                                       Exhibit B


                       List of Parent's Commission Reports

(a)      Form 10-QSB's dated as follows:

         December 31, 1992
         June 30, September 30, and December 31, 1993
         June 30, September 30, and December 31, 1994
         June 30, September 30, and December 31, 1995
         Amendment No. 1 to Form 10-QSB dated June 30, 1995

(b)      Form 10-KSB's dated as follows:

         March 31, 1993
         March 31, 1994
         March 31, 1995

(c)      Form S-18, with exhibits, as filed with the SEC on August 28, 1992

(d)      Form 8-K dated May 31, 1995

(e)      Form 8-K/A and Amendment No. 1 to Form 8-K/A dated May 31, 1995

(f)      Form 8-K/A and Amendment No. 2 to Form 8-K/A dated May 31, 1995

(g)      Form 8-K dated January 22, 1996

(h)      Schedule 13D dated June 30, 1995

(i)      Proxy for 1994 Annual Meeting

(j)      Proxy for 1995 Annual Meeting

(k)      Press Releases dated as follows:

         March 19, 1996
         March 4, 1996
         February 14, 1996
         February 12, 1996
         February 1, 1996
         November 14, 1995
         October 5, 1995
         September 22, 1995
         September 18, 1995
         August 18, 1995
         August 3, 1995